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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) January 14, 1997


                              NU-TECH BIO-MED, INC.
               (Exact Name of Registrant as specified in charter)



      Delaware                      0-11772                25-1411971
(State or other jurisdic-         (Commission            (IRS Employer
 tion of incorporation)           File Number)         Identification No.)


500 Fifth Avenue Suite 2424, New York, New York         10036
(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code (212) 391-2424



55 Access Road Warwick, Rhode Island 02886
(Former name or former address, if changed since last report.)
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ITEM 2. ACQUISTION OR DISPOSITION OF ASSETS.

PROPOSED SALE OF MEDICAL SCIENCE INSTITUTE TO PHYSICIANS CLINICAL
LABORATORY.

         As previously disclosed, on November 18, 1996, Nu-Tech Bio- Med, Inc. (the "Company") acquired all of the capital stock of Medical Science Institue ("MSI"). The Company had acquired MSI upon approval by the United States Bankruptcy Court of the Central District of California (the "Court") (Case No. LA 95-37790 TD) of the First Amended Plan of Reorganization (the "MSI Plan") of Medical Science Institute. MSI is engaged in the medical laboratory business primarily in the State of California and had been operating under Chapter 11 of the U.S. Bankruptcy Code since October 26, 1995. MSI provides clinical laboratory testing services, including testing of human tissue and fluid specimens to physicians, managed-care organizations, hospitals and other health care providers. MSI is a California corporation with its principal executive offices located in Burbank, California.

         The Company has agreed to sell its ownership interests in MSI to Physicians Clinical Laboratory, a Delaware corporation ("PCL") which, in turn, subject to approval of the United States Bankruptcy Court having jurisdiction over PCL, will become a 51% subsidiary of Nu-Tech. PCL is a debtor-in-possession operating under Chapter 11 of the United States Bankruptcy Code.

         In addition, in November 1996 Nu-Tech reached an agreement with the holders of the senior debt, subordinated debt and the management of PCL whereby Nu-Tech will acquire a 51% interest in PCL. The terms of the agreement provided that PCL would file a plan of reorganization under Chapter 11 of the United States Bankruptcy Code to effectuate the agreement (the "PCL Plan"). On November 8, 1996, PCL and the Company filed the PCL Plan with the U.S. Bankruptcy Court located in the Central District of California (Case No. SV96-23185-GM). PCL is a full service clinical laboratory capable of providing a comprehensive battery of testing services. PCL is a publicly held corporation which, until recently, filed reports with the Commission under the Securities Exchange Act of 1934, as amended. PCL is delinquent in its filings with the Commission and has not filed any reports since the quarter ended May 31, 1996. PCL has been operating as a debtor-in- possession under Chapter 11 of the Bankruptcy Code since November 8, 1996. PCL's common stock is traded in the over-the-counter market of the National Securities Dealers Automated Quotation System under the symbol "PCLI".

         The Company had previously purchased approximately $13,300,000 of Senior Debt for $10,000,000 on November 7, 1996 in advance of the filing of the PCL Plan with the bankruptcy court. In accordance with the PCL Plan, certain holders of senior debt

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contributed $10,000,000 in DIP financing to PCL, which under the terms of the reorganization, will be forgiven. The PCL Plan also requires that the Company purchase an additional 17% of the capital stock of PCL for $5,000,000 upon confirmation of the PCL Plan. Pursuant to the PCL Plan, and assuming approval of the PCL Plan by the bankruptcy court, the approximately $13,300,000 of debt purchased by Nu-Tech would be converted into 34% of the common stock of PCL, which together with the 17% purchased for $5,000,000, will result in NuTech owning 51% of the outstanding common stock of PCL.

         The Company and PCL have submitted a motion to the United States Bankruptcy Plan pursuant to which the Company will sell all of its interests in MSI to PCL for its costs and certain expenses of the acquisition aggregating aproximately $7,200,000 plus any additional sums paid by Nu-Tech to MSI since its acquisition. Nu-Tech had agreed to the terms of this sale for strategic business purposes. PCL will also assume all other obligations incurred by Nu-Tech in connection with the MSI acquisition, including Nu-Tech's guarantee of certain remiang obligations under the MSI Plan. The motion has been set for hearing on January 29, 1997. Assuming the court approves the motion, of which there can be no asurance, a closing will be held shortly thereafter. As stated above, if the PCL Plan is approved by the bankruptcy court, Nu-Tech will own 51% of the ownership interes of PCL, which in turn will own MSI as a wholly-owned subsidiary.

         Pursuant to the PCL Plan, J. Marvin Feigenbaum, President and Chief Executive Officer of the Company, has been retained as crisis manager of PCL and serves as the equivalent of the Chief Operating Officer of PCL. It is contemplated that Mr. Feigenbaum will serve in such capacity pending the bankruptcy court's determination of the PCL Plan.

         The PCL Plan is subject to the approval of the bankruptcy court and there can be no assurance such approval will be obtained, that the PCL Plan will be approved as filed with the court or that the acquisition of PCL will be consummated. There can be no assurance that the Company will be able to successfully operate the business even if the PCL acquisition is consummated. Should the PCL Plan not be consummated, Nu-Tech will be a creditor of PCL. Under the terms of the PCL Plan, however, no competing offer for PCL may be accepted by the bankruptcy court unless (i) such competing offer is at least $2.5 million higher than the bid by Nu-Tech and (ii) on the effective date of the competing plan Nu-Tech receives $1.88 million in cash as compensation for its time and expense in pursuing the PCL Plan.

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ITEM 5. OTHER EVENTS.

         On January 23, 1997 the Company obtained a loan in the principal amount of $2,000,000 from a private lender, the proceeds of which were used to repay an earlier lender who had provided funds for a portion of the MSI acquisition. The new loan bears interest at 7.5% per annum and is due and payable 60 days from the date of the loan. The loan is secured by the Company's $13,300,000 debt participation interest in PCL and by the capital stock of MSI. The lender also received five year common stock purchase warrants to purchase 100,000 shares of common stock at $11.50 per share.


    ITEM 7.       FINANCIAL STATEMENTS, PRO FORMA FINANCIAL,INFORMATION
                  AND EXHIBITS.

         a.       Financial Statements of Businesses Acquired.

                  NONE

         b.       Pro Forma Financial information.

                  NONE

         c.       Exhibits.

         2.5 Motion of Physician's Clinical Laboratory for Entry of Order authorizing Physician's Clinical Laboratory to acquire all of the Issued and Outstanding Stock of Medical Science Institute.

         10.29 Form of Promissory Note of Nu-Tech Bio-Med, Inc. in the principal amount of $2,000,000 dated January 23, 1997 in favor of The Michael Jesselson Trust.

         10.30 Security Agreement dated January 23, 1997 between Nu-Tech Bio-Med, Inc. and The Michael Jesselson Trust

         10.31 Form of Common Stock Purchase Warrant dated January 23, 1997 to purchase 100,000 shares of Common Stock at an exercise price of $11.50 per share.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       NU-TECH BIO-MED, INC.



                                       By: /s/ J. Marvin Feigenbaum
                                          -------------------------------------
                                          J. Marvin Feigenbaum
                                          Chairman of the Board,
                                          President, Chief Executive
                                          and Chief Financial Officer

    Dated: January 27, 1996

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                                EXHIBIT INDEX




Exhibit No.       Description

   2.5 Motion of Physician's Clinical Laboratory for Entry of Order authorizing Physician's Clinical Laboratory to acquire all of the Issued and Outstanding Stock of Medical Science Institute.

   10.29 Form of Promissory Note of Nu-Tech Bio-Med, Inc. in the principal amount of $2,000,000 dated January 23, 1997 in favor of The Michael Jesselson Trust.

   10.30 Security Agreement dated January 23, 1997 between Nu-Tech Bio-Med, Inc. and The Michael Jesselson
                  Trust

   10.31          Form of Common Stock Purchase Warrant dated
                  January 23, 1997 to purchase 100,000 shares of Common Stock at an exercise price of $11.50 per share.